Exhibit 5.1

Akerman Senterfitt One Southeast Third Avenue 25th Floor Miami, Florida 33131 Tel: 305.374.5600 Fax: 305.374.5095

December 7, 2010

ARMOUR Residential REIT, Inc.

3001 Ocean Drive, Suite 201

Vero Beach, Florida 32963

Re:

Form S-3 Shelf Registration Statement

Ladies and Gentlemen:

We have acted as counsel to ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), in connection with the proposed issuance and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of its common stock, $0.001 par value per share (the “Common Stock”) (ii) shares of its preferred stock, $0.001 par value per share (the “Preferred Stock” and together with the Common Stock, the “Equity Securities”), (iii) warrants to purchase shares of Equity Securities (the “Equity Warrants”), (iv) warrants to purchase Debt Securities (as defined below) (the “Debt Warrants” and, together with the Equity Warrants, the “Warrants”), (v) depositary shares of the Company (the “Depositary Shares”), with an indeterminate aggregate offering price and amount, and (vi) debt securities of the Company (the “Debt Securities”) (the Common Stock, the Preferred Stock, the Warrants, the Debt Securities and the Depositary Shares are each referred to herein as a “Security,” and are collectively referred to as the “Securities”). The Securities may be issued and sold by the Company pursuant to the shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by the Company with the Securities Exchange Commission (the “Commission”) on November 16, 2010. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As your counsel in connection with this opinion, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale by the Company of the Securities. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Securities Act, and the rules and regulations of the Commission thereunder.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

akerman.com

BOCA RATON       DALLAS       DENVER       FORT LAUDERDALE       JACKSONVILLE       LAS VEGAS       LOS ANGELES       MADISON       MIAMI

NEW YORK     ORLANDO     PALM BEACH     TALLAHASSEE     TAMPA     TYSONS CORNER     WASHINGTON, D.C.     WEST PALM BEACH

Akerman Senterfitt

December 7, 2010

(1)

When, as, and if shares of Common Stock (including shares of Common Stock underlying convertible Securities) have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

(2)

When, as, and if shares of Preferred Stock have been duly authorized by appropriate corporate action (including the filing of any required amendment to the Company's articles of incorporation that may be required to designate the rights, preferences and limitations of the shares of Preferred Stock), issued and delivered against payment to the Company of the purchase price of such shares of Preferred Stock, all as contemplated by the Registration Statement and the Prospectus Supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(3)

When, as, and if Warrants have been duly authorized by appropriate corporate action, and the warrant agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Warrants, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Warrants will constitute valid and binding obligations of the Company,  except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

(4)

When, as, and if Depositary Shares have been duly authorized by appropriate corporate action, and the applicable depositary and related agreements have been duly executed and delivered by the Company against payment to the Company of the purchase price of such Depositary Shares, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting, purchase or other agreement, such Depositary Shares will constitute valid and binding obligations of the Company, except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

(5)

When, as and if a series of Debt Securities has been duly authorized by appropriate corporate action, executed, authenticated, and delivered against payment to the Company of the purchase price of such series of Debt Securities, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and the applicable terms of such series of Debt Securities have been duly authorized and established in accordance with an indenture and the applicable underwriting, purchase or other agreement, then, subject to the final terms of the Debt Securities being in compliance with then applicable law, such series of Debt Securities will be entitled to the benefits of such indenture and will constitute valid and binding obligations of the Company, except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer arrangement, moratorium or other similar laws relating to or affecting the rights of creditors, (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy.

Akerman Senterfitt

December 7, 2010

Each of our opinions expressed herein is also subject to the following qualifications and exceptions:

(a)

The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and without limiting the generality of the foregoing qualification;

(b)

limitations imposed by general principles of equity upon the availability of equitable remedies and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or which would be commercially unreasonable, or where their breach is not material;

(c)

we express no opinion as to the enforceability of any provisions of any agreement providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

(d)

except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; and

(e)

our opinion is based upon current statutes, rules, regulations, cases and official interpretative opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

In rendering the opinions expressed above, we have further assumed that (i) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (ii) the Company will authorize the offering and issuance of the Securities and will authorize, execute and deliver any and all documents contemplated thereby or by the Registration Statement or any applicable prospectus supplement relating thereto, and will take any other appropriate additional corporate action with respect thereto, (iii) certificates, if required, representing the Securities, including shares to be issued upon proper exercise of the Warrants,  will be duly executed and delivered and, to the extent required by any applicable agreement, duly  authenticated and countersigned and (v) a sufficient number of shares will be authorized and available for issuance.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above. We also consent to the use of our name in the related prospectus and prospectus supplement under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Akerman Senterfitt

AKERMAN SENTERFITT